Exhibit 32.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
OF HEALTH BENEFITS DIRECT CORPORATION REQUIRED
BY RULE 13a-14(b) UNDER THE EXCHANGE ACT
In connection with the Quarterly Report of Health Benefits Direct Corporation (the “Company”) on Form 10-Q for the fiscal quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony R. Verdi, Chief Executive Officer of the Company, certify that, based on my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
May 15, 2008

/s/ ANTHONY R. VERDI
Anthony R. Verdi
Chief Operating Officer and Chief Financial Officer